Exhibit 99.1
FOR FURTHER INFORMATION:
AT FIRST MERCURY FINANCIAL CORPORATION:
Edward A. LaFramboise
Vice President — Finance
(248) 213-0406
elaframboise@firstmercury.com
FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 28, 2010
FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
THIRD QUARTER 2010 FINANCIAL RESULTS
SOUTHFIELD, MI — October 28, 2010 — First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the third quarter ended September 30, 2010.
Highlights for the third quarter 2010 include:
•	Book value per share of $16.99

•	Net loss of $2.0 million, or $(0.11) per diluted share

•	Operating net loss of $6.9 million, or $(0.39) per diluted share

•	Net investment income increase of 10.7 percent
Written and Earned Premium
For the three months ended September 30, 2010, gross written premiums were $83.8 million, a 2.5 percent increase from the gross written premiums during the same period in 2009. For the nine months ended September 30, 2010, gross written premiums were $251.7 million, a 3.9 percent increase from the gross written premiums during the same period in 2009.
Net earned premiums during the three months ended September 30, 2010 were $49.2 million, a 4.4 percent decrease from the same period of 2009. Net earned premiums during the nine months ended September 30, 2010 were $152.4 million, a 2.0 percent decrease from the same period of 2009.
There were no gross written or net earned premiums from assumed retroactive reinsurance transactions during the three months ended September 30, 2010. There were $3.3 million of gross written and net earned premiums from assumed retroactive reinsurance transactions during the nine months ended September 30, 2010.

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Commissions and Fees
Commissions and fees during the three months ended September 30, 2010 were $0.1 million, a 99.5 percent decrease from the same period of 2009. Commissions and fees during the nine months ended September 30, 2010 were $15.7 million, a 34.4 percent decrease from the same period of 2009. During the three and nine months ended September 30, 2010, the Company recorded a net reduction in accrued profit sharing commissions of $5.9 million, of which $6.9 million was a decrease to commissions and fees revenue with an offsetting $1.0 million decrease in underwriting, agency and other expenses, due to the unfavorable development in prior years’ net loss and loss adjustment expense reserves recorded during the three months ended September 30, 2010 discussed below.
Investments
Cash and investments were $785.4 million at September 30, 2010. The Company recorded $12.7 million of pretax net unrealized gains on its available for sale investment portfolio during the three months ended September 30, 2010. For the nine months ended September 30, 2010, pretax net unrealized gains on its available for sale investment portfolio were $24.8 million. The investment portfolio’s taxable equivalent net total returns for the three and nine months ended September 30, 2010 were 3.5 and 8.0 percent, respectively. The annualized taxable equivalent yield on total investments (net of investment expenses) was 5.1 percent and 5.5 percent at September 30, 2010 and 2009, respectively.
Losses and Loss Adjustment Expenses
During the three and nine months ended September 30, 2010, there was $11.4 million of unfavorable development of prior years’ net loss and loss adjustment expense reserves due to adverse claims development principally in the Company’s primary general liability and professional liability lines of business. For the three and nine months ended September 30, 2009, there were $1.3 million and $5.7 million, respectively, of favorable development of prior years’ net loss and loss adjustment expense reserves.
Underwriting, Agency and Other Expenses
During the three months ended September 30, 2010, the Company’s GAAP underwriting expense ratio was 50.8 percent compared to 33.6 percent for the same period of 2009. During the nine months ended September 30, 2010, the Company’s GAAP underwriting expense ratio was 43.0 percent compared to 31.6 percent for the same period of 2009. For the three and nine months ended September 30, 2010, the impact on the GAAP underwriting expense ratio related to the reductions in accrued profit sharing commissions recorded during the third quarter of 2010 noted above was 11.9 and 3.9 percentage points, respectively. In addition, the GAAP underwriting expense ratio for the nine months ended September 30, 2010 includes 3.3 percentage points related to a restructuring charge recorded during the first quarter of 2010.
Capital Management
The Company paid a cash dividend of $0.025 per share on September 30, 2010. This represents the Company’s sixth consecutive quarterly dividend of $0.025 per share. As previously disclosed, the Company paid a $2.00 per share special cash dividend on March 31, 2010. This special dividend when

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combined with our share repurchases in 2008 and 2009 and our regular dividends resulted in $56.9 million of capital returned to shareholders since August of 2008.
About First Mercury Financial Corporation
First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages. During the Company’s 37 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks. Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.
Non-GAAP Financial Measures
Operating net income (loss) and operating net income (loss) per share are non-GAAP financial measures, and management believes that investors’ understanding of core operating performance is enhanced by First Mercury’s disclosure of these financial measures. Operating net income (loss) consists of net income (loss) adjusted to exclude the impact of net realized gains (losses) on investments, other-than-temporary impairment losses on investments, the change in fair value of derivative instruments, restructuring charges, acquisition-related transaction costs, and taxes related to these adjustments. Definitions of these items may not be comparable to the definitions used by other companies. Net income (loss) and net income (loss) per share are the GAAP financial measures that are most directly comparable to operating net income (loss) and operating net income (loss) per share.
Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our estimates for accrued profit sharing commissions are based on loss ratio performance and could be adversely impacted if the underlying loss ratios deteriorate; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our ability to successfully integrate acquisitions that we make; our ability to realize anticipated benefits from acquisitions; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic

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conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.
The Company uses the Investor Relations page of its website at www.firstmercury.com to make information available to its investors and the public.
Financial Tables Follow...

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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		%		September 30,		%
	2010	2009	Change		2010	2009	Change
		(Dollars in thousands, except share and per share data)
Operating Revenue
Net earned premiums	$49,236	$51,512	-4.4%		$152,413	$155,539	-2.0%
Commissions and fees	40	7,445	-99.5%		15,699	23,916	-34.4%
Net investment income	8,349	7,540	10.7%		25,434	21,105	20.5%
Net realized gains on investments	7,671	13,766	-44.3%		10,354	25,204	-58.9%
Other-than-temporary impairment losses on investments:
Total losses	(61)	(761)	-92.0%		(1,339)	(1,631)	-17.9%
Portion of losses recognized in accumulated other comprehensive income	(50)	469	-110.7%		684	1,205	-43.2%

Net impairment losses recognized in earnings	(111)	(292)	-62.0%		(655)	(426)	53.8%

Total Operating Revenues	65,185	79,971	-18.5%		203,245	225,338	-9.8%

Operating Expenses
Losses and loss adjustment expenses, net	42,531	30,345	40.2%		108,114	96,301	12.3%
Amortization of deferred acquisition expenses	13,269	13,960	-4.9%		40,024	40,889	-2.1%
Underwriting, agency and other expenses	11,215	10,169	10.3%		35,071	28,919	21.3%
Amortization of intangible assets	482	559	-13.8%		1,515	1,709	-11.4%
Restructuring	—	—	—		5,018	—	100.0%

Total Operating Expenses	67,497	55,033	22.6%		189,742	167,818	13.1%

Operating Income (Loss)	(2,312)	24,938	-109.3%		13,503	57,520	-76.5%
Interest Expense	1,554	1,446	7.5%		4,483	4,278	4.8%
Change in Fair Value of Derivative Instruments	—	(171)	100.0%		—	(401)	100.0%

Income (Loss) Before Income Taxes	(3,866)	23,663	-116.3%		9,020	53,643	-83.2%
Income Taxes	(1,835)	8,018	-122.9%		1,694	17,707	-90.4%

Net Income (Loss)	$(2,031)	$15,645	-113.0%		$7,326	$35,936	-79.6%

Net Income (Loss) Per Share:
Basic	$(0.11)	$0.90			$0.42	$2.03

Diluted	$(0.11)	$0.89			$0.41	$1.99

Weighted Average Shares Outstanding:
Basic	17,469,803	17,144,077			17,343,255	17,537,754

Diluted	17,469,803	17,486,020			17,435,544	17,877,126

GAAP Underwriting Ratios:
Loss ratio	86.4%	58.9%	27.5	Pts.	70.9%	61.9%	9.0	Pts.
Expense ratio	50.8%	33.6%	17.2	Pts.	43.0%	31.6%	11.4	Pts.

Combined ratio	137.2%	92.5%	44.7	Pts.	113.9%	93.5%	20.4	Pts.

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2010	2009
	(Dollars in thousands,
	except share and per share data)
ASSETS

Investments
Debt securities	$688,556	$648,522
Equity securities and other	42,328	38,752
Short-term	40,710	12,216

Total Investments	771,594	699,490
Cash and cash equivalents	13,771	14,275
Premiums and reinsurance balances receivable	48,576	78,544
Accrued investment income	6,220	6,248
Accrued profit sharing commissions	8,903	14,661
Reinsurance recoverable on paid and unpaid losses	216,003	172,711
Prepaid reinsurance premiums	63,072	57,374
Deferred acquisition costs	24,197	25,654
Intangible assets, net of accumulated amortization	35,590	37,104
Goodwill	25,483	25,483
Other assets	44,421	26,049

Total Assets	$1,257,830	$1,157,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$566,886	$488,444
Unearned premium reserves	149,491	146,773
Long-term debt	67,013	67,013
Line of credit	30,000	4,000
Funds held under reinsurance treaties	80,409	71,661
Premiums payable to insurance companies	29,767	31,167
Reinsurance payable on paid losses	1,221	958
Deferred federal income taxes	17,821	13,844
Accounts payable, accrued expenses, and other liabilities	13,523	17,649

Total Liabilities	956,131	841,509

Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 17,752,360 and 17,181,106 shares	178	172
Paid-in-capital	157,535	154,417
Accumulated other comprehensive income	28,020	16,256
Retained earnings	117,814	147,087
Treasury stock; 134,500 shares	(1,848)	(1,848)

Total Stockholders’ Equity	301,699	316,084

Total Liabilities and Stockholders’ Equity	$1,257,830	$1,157,593

Book Value Per Share	$16.99	$18.40

Tangible Book Value Per Share	$14.24	$15.49

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share data)
Gross Written Premiums:
Primary general liability	$48,886	$51,054	$151,872	$157,953
Excess/Umbrella casualty	11,845	8,414	33,961	25,568
Professional liability	11,646	11,631	29,535	27,303
Commercial property	9,197	8,498	25,807	24,846
Other	2,275	2,211	10,541	6,537

Gross written premiums	$83,849	$81,808	$251,716	$242,207

Net Written Premiums:
Primary general liability	$32,897	$34,648	$103,884	$107,295
Excess/Umbrella casualty	1,410	1,201	5,383	3,115
Professional liability	4,373	6,832	15,009	18,862
Commercial property	2,819	1,433	15,041	13,783
Other	2,275	2,211	10,541	6,537

Net written premiums	$43,774	$46,325	$149,858	$149,592

Commissions and Fees:
Insurance underwriting commissions and fees	$(5,861)	$1,272	$(3,072)	$3,989
Insurance services commissions and fees	5,901	6,173	18,771	19,927

Total commissions and fees	$40	$7,445	$15,699	$23,916

Cash and Cash Equivalents:
Net cash provided by operating activities	$12,014	$7,144	$66,244	$65,269
Net cash used in investing activities	(20,955)	(11,119)	(57,220)	(71,175)
Net cash used in financing activities	(476)	(3,394)	(9,528)	(9,722)

Net decrease in cash and cash equivalents	$(9,417)	$(7,369)	$(504)	$(15,628)

Return on Equity: (1)
Net income (loss)	-2.7%	21.1%	3.2%	17.0%
Operating net income (loss)	-9.2%	9.1%	2.4%	9.2%

Operating Net Income (Loss): (3)
Net income (loss)	$(2,031)	$15,645	$7,326	$35,936
Adjust for Net realized gains on investments, net of tax	(4,987)	(8,948)	(6,730)	(16,383)
Adjust for Other-than-temporary impairment losses on investments, net of tax	72	190	426	277
Adjust for Change in fair value of derivative instruments, net of tax	—	(111)	—	(261)
Adjust for Restructuring, net of tax	—	—	3,262	—
Adjust for Acquisition-related transaction costs, net of tax	27	—	1,061	—

Operating net income (loss)	$(6,919)	$6,776	$5,345	$19,569

Operating Net Income (Loss) Per Share: (3)
Diluted	$(0.39)	$0.39	$0.30	$1.09

	September 30,	December 31,
	2010	2009
Tangible Stockholders’ Equity: (2)
Total stockholders’ equity	$301,699	$316,084
Intangible assets, net	(35,590)	(37,104)
Deferred tax liability — intangible assets, net	12,083	12,613
Goodwill	(25,483)	(25,483)

Tangible stockholders’ equity	$252,709	$266,110

(1)	Return on equity represents net income (loss) and operating net income (loss) expressed on an annualized basis as a percentage of average stockholders’ equity.

(2)	Tangible stockholders’ equity is total stockholders’ equity excluding the value of intangible assets, net of accumulated amortization, goodwill, and the deferred tax liability related to intangible assets.

(3)	See discussion of use of non-GAAP financial measures above. $0.9 million of the $1.1 million of acquisition-related transaction costs were not deemed deductible for tax purposes. A tax rate of 35 percent was used for those acquisition- related transaction costs that were tax deductible.

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